                                                                  EXHIBIT 99.4


REPORT BY THE AUDITORS TO MEMBERS OF TAMARIS PLC

We have audited the financial statements on pages 29 to 54 which have been prepared under the accounting policies set out on pages 34 and 35.

RESPECTIVE RESPONSIBILITIES OF DIRECTORS AND AUDITORS
As described on page 27 the Directors are responsible for the preparation of financial statements. It is our responsibility to form an independent opinion, based on our audit, on those statements and to report our opinion to you.

BASIS OF OPINION
We conducted our audit in accordance with Auditing Standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the Directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the circumstances, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

OPINION
In our opinion the financial statements give a true and fair view of the state of the affairs of the Company and the Group as at 31 March 1997 and of the profit of the Group for the year then ended and have been properly prepared in accordance with the Companies Act 1985.




Grant Thornton
Registered Auditors
Chartered Accountants
London
16 June 1997




                                     (1)

TAMARIS PLC
CONSOLIDATED PROFIT AND LOSS ACCOUNT
for the year ended 31 March 1997







                                                 Notes         1997          1996
                                                              (pound)'000   (pound)'000
----------------------------------------------------------------------------------------------------

TURNOVER                                             2
Continuing operations                                        11,851         9,508
Acquisitions                                                  7,273             -
----------------------------------------------------------------------------------------------------


                                                             19,124         9,508

Staff costs                                          5      (10,995)       (5,278)
Depreciation                                                   (332)         (207)
Other operating charges                                      (6,474)       (2,706)
----------------------------------------------------------------------------------------------------

OPERATING PROFIT                                     3
Continuing operations                                           945         1,317
Acquisitions                                                    378             -
----------------------------------------------------------------------------------------------------

                                                              1,323         1,317

Share of profits of associated undertaking          13            -             3
Profit on sale of fixed assets                       4        1,622           295
----------------------------------------------------------------------------------------------------

                                                              2,945         1,615

Net interest                                         7         (293)         (505)
----------------------------------------------------------------------------------------------------

PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION        2        2,652         1,110

Taxation                                             8         (359)         (142)
----------------------------------------------------------------------------------------------------

PROFIT FOR THE FINANCIAL YEAR                        9        2,293           968

Dividends                                           10         (480)         (353)
----------------------------------------------------------------------------------------------------

PROFIT TRANSFERRED TO RESERVES                      22        1,813           615
----------------------------------------------------------------------------------------------------

EARNINGS PER ORDINARY SHARE                         11         0.46p         0.23p
----------------------------------------------------------------------------------------------------

There were no recognised gains or losses other than the profit for the financial year.

The accompanying accounting policies and notes form an integral part of these financial statements.

TAMARIS PLC
CONSOLIDATED BALANCE SHEET
at 31 March 1997



                                                                        Notes         1997          1996
                                                                                     (pound)'000   (pound)'000
---------------------------------------------------------------------------------------------------------------------------

FIXED ASSETS
Tangible assets                                                            12        7,995        13,416
Investments                                                                13          427           112
---------------------------------------------------------------------------------------------------------------------------

                                                                                     8,422        13,528
---------------------------------------------------------------------------------------------------------------------------

Debtors: amounts falling due after more than one year                      15          852         1,979
Debtors                                                                    14        4,167         1,321
Cash at bank and on deposit                                                          4,701           333
---------------------------------------------------------------------------------------------------------------------------

                                                                                     9,720         3,633

CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR                             16       (4,915)       (2,994)
---------------------------------------------------------------------------------------------------------------------------

NET CURRENT ASSETS                                                                   4,805           639
---------------------------------------------------------------------------------------------------------------------------

TOTAL ASSETS LESS CURRENT LIABILITIES                                               13,227        14,167

CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR                    17       (4,116)       (7,571)
---------------------------------------------------------------------------------------------------------------------------

NET ASSETS                                                                           9,111         6,596
---------------------------------------------------------------------------------------------------------------------------

CAPITAL AND RESERVES
Called up share capital                                                    21        1,333         1,170
Share premium account                                                      22        4,582         3,910
Revaluation reserve                                                        22            -           480
Other reserve                                                              22          715           848
Profit and loss account                                                    22        2,481           188
---------------------------------------------------------------------------------------------------------------------------

SHAREHOLDERS' FUNDS                                                        23        9,111         6,596
---------------------------------------------------------------------------------------------------------------------------

The financial statements were approved by the Board of Directors on 16 June 1997


William Fitch
William Fitch

                                    Directors

Barbara-Ann Maxwell
Barbara-Ann Maxwell


The accompanying accounting policies and notes form an integral part of these financial statements.

TAMARIS PLC
COMPANY BALANCE SHEET
at 31 March 1997




                                                                       Notes         1997          1996
                                                                                     (pound)'000   (pound)'000
---------------------------------------------------------------------------------------------------------------------------


FIXED ASSETS
Tangible assets                                                            12          476           426
Investments                                                                13        4,675         2,924
---------------------------------------------------------------------------------------------------------------------------

                                                                                     5,151         3,350
---------------------------------------------------------------------------------------------------------------------------
CURRENT ASSETS
Debtors: amounts falling due after more than one year                      15            -         1,600
Debtors                                                                    14        2,506         1,886
Cash at bank and on deposit                                                          1,441            55
---------------------------------------------------------------------------------------------------------------------------


                                                                                     3,947         3,541

CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR                             16       (1,167)         (657)
---------------------------------------------------------------------------------------------------------------------------

NET CURRENT ASSETS                                                                   2,780         2,884
---------------------------------------------------------------------------------------------------------------------------

TOTAL ASSETS LESS CURRENT LIABILITIES                                                7,931         6,234

CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR                    17          (74)          (98)
---------------------------------------------------------------------------------------------------------------------------

NET ASSETS                                                                           7,857         6,136
---------------------------------------------------------------------------------------------------------------------------

CAPITAL AND RESERVES
Called up share capital                                                    21        1,333         1,170
Share premium account                                                      22        4,582         3,910
Merger reserve                                                             22        1,742           875
Profit and loss account                                                    22          200           181
---------------------------------------------------------------------------------------------------------------------------

SHAREHOLDERS' FUNDS                                                                  7,857         6,136
---------------------------------------------------------------------------------------------------------------------------


The financial statements were approved by the Board of Directors on 16 June 1997


William Fitch
William Fitch

                                    Directors

Barbara-Ann Maxwell
Barbara-Ann Maxwell


The accompanying accounting policies and notes form an integral part of these financial statements.

TAMARIS PLC
CONSOLIDATED CASH FLOW SATEMENT
for the year ended 31 March 1997




                                                                       Notes         1997          1996
                                                                                     (pound)'000   (pound)'000
---------------------------------------------------------------------------------------------------------------------------


NET CASH INFLOW FROM OPERATING ACTIVITIES                                  25        1,782           925
---------------------------------------------------------------------------------------------------------------------------

RETURNS ON INVESTMENTS AND SERVICING OF FINANCE
Interest paid                                                                         (750)         (642)
Interest element of hire purchase agreements                                           (12)           (4)
Interest received                                                                      469           141
---------------------------------------------------------------------------------------------------------------------------

NET CASH OUTFLOW FROM RETURNS ON INVESTMENTS AND
SERVICING OF FINANCE                                                                  (293)         (505)
---------------------------------------------------------------------------------------------------------------------------

Tax recovered/(paid)                                                                    52           (25)
---------------------------------------------------------------------------------------------------------------------------

CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT
Payments to acquire tangible fixed assets                                           (1,301)       (8,524)
Loan to associated undertaking                                                           -        (1,600)
Purchase of investments                                                               (325)          (21)
Receipts from sales of tangible fixed assets net of expenses                        13,714         9,480
---------------------------------------------------------------------------------------------------------------------------

NET CASH INFLOW/(OUTFLOW) FROM CAPITAL EXPENDITURE AND
FINANCIAL INVESTMENT                                                                12,088          (665)
---------------------------------------------------------------------------------------------------------------------------

Purchase of subsidiary undertaking                                         28       (1,054)         (286)
Net overdraft on purchase of subsidiary undertaking                                      -        (2,391)
Purchase of care home businesses                                                    (4,588)            -
---------------------------------------------------------------------------------------------------------------------------

NET CASH OUTFLOW FROM ACQUISITIONS AND DISPOSALS                                    (5,642)       (2,677)
---------------------------------------------------------------------------------------------------------------------------

EQUITY DIVIDENDS PAID                                                                 (374)         (100)
---------------------------------------------------------------------------------------------------------------------------

MANAGEMENT OF LIQUID RESOURCES
Deposits                                                                  19e       (2,830)            -
---------------------------------------------------------------------------------------------------------------------------

FINANCING
Capital element of hire purchase agreements                                            (57)          119
Receipts from borrowing                                                              1,000            97
Repayment of borrowing                                                              (4,480)            -
Issued ordinary share capital                                                          801         2,200
Expenses of share issue                                                                (99)         (453)
---------------------------------------------------------------------------------------------------------------------------

NET CASH (OUTFLOW)/INFLOW FROM FINANCING                                            (2,835)        1,963
---------------------------------------------------------------------------------------------------------------------------

INCREASE/(DECREASE) IN CASH                                                          1,948        (1,084)
---------------------------------------------------------------------------------------------------------------------------

The accompanying accounting policies and notes form an integral part of these financial statements.

TAMARIS PLC
NOTE OF HISTORICAL COST PROFITS AND LOSSES for the year 31 March 1997



                                                                                      1997          1996
                                                                                     (pound)'000   (pound)'000
---------------------------------------------------------------------------------------------------------------------------


Profit on ordinary activities before taxation                                        2,652         1,110
Realisation of revaluation surplus                                                     472             -
Difference between historical cost depreciation charge and depreciation charge
based on revalued amounts                                                                8            10
---------------------------------------------------------------------------------------------------------------------------

Historical cost profit on ordinary activities before taxation                        3,132         1,120
---------------------------------------------------------------------------------------------------------------------------


Historical cost profit transferred to reserves                                       2,293           625
---------------------------------------------------------------------------------------------------------------------------


The accompanying accounting policies and notes form an integral part of these financial statements.

TAMARIS PLC

NOTES TO THE FINANCIAL STATEMENTS
For the year ended 31 March 199?

1 ACCOUNTING POLICIES
a) ACCOUNTING CONVENTION
The financial statements are prepared under the historical cost convention, except in respect of revalued assets sold during the year.

b) ACCOUNTING STANDARDS
The financial statements have been prepared in accordance with applicable accounting standards. The principal accounting policies of the Group have remained unchanged from the previous year and are set out below.

c) BASIS OF CONSOLIDATION
The Group financial statements consolidate the financial statements of the Company and its subsidiary undertakings (see note 13). The results of subsidiary undertakings acquired during the year are included from the date of acquisition. On acquisition of a subsidiary, all of the subsidiary's assets and liabilities which exist at the date of acquisition are recorded at their fair values reflecting their condition at that date.

The Company takes advantage of merger relief offered by Section 131 of the Companies Act 1985 in respect of the consideration received in excess of the nominal value of the equity shares issued in connection with the acquisitions of Laudcare Limited, Maldcare Limited and Torrcare Limited.

The Company has taken advantage of the exemption permitted by Section 230 of the Companies Act 1985 and has not published its own profit and loss account in the financial statements.

d) ASSOCIATED UNDERTAKINGS
Undertakings, other than subsidiary undertakings, in which the Group has a long term investment representing at least 20% of the voting rights and over which it exerts significant influence, are treated as associated undertakings. The Group's share of the profits less losses are included in the Group profit and loss account.

The Group balance sheet includes the investment in the associated undertaking at the Group's share of net assets. The Company balance sheet shows the investment in the associated undertaking at cost.

e) INVESTMENTS
Investments are included at cost.

f) TANGIBLE FIXED ASSETS
Fixed assets are included at cost less depreciation.

The Group capitalises, as short leasehold interests, the costs associated with the acquisition of the operating leases of the care home businesses that comprise the continuing ordinary activities of the Group.

g) DEPRECIATION
Depreciation is provided on tangible fixed assets less estimated residual values over their estimated useful lives at the following annual rates:

Freehold properties                       50 years
Short leasehold interests                 period of lease
Plant and equipment                       5% on net book value
Furniture and fittings                    15% on net book value
Office equipment                          10% on net book value
Motor vehicles                            25% on cost

h) HIRE PURCHASE AND LEASING CONTRACTS
Assets held under finance lease and hire purchase contracts are capitalised in the balance sheet and depreciated over their useful lives. The interest element of leasing payments represents a consistent proportion of the capital balance outstanding and is charged to the profit and loss account over the period of the agreement.

TAMARIS PLC
NOTES TO THE FINANCIAL STATEMENTS
continued



1  ACCOUNTING POLICIES (continued)
All other leases are regarded as operating leases and the payments made under them are charged to the profit and loss account on a straight line basis over the lease term.

i) GOODWILL
When a subsidiary company or business is acquired the difference at the date of acquisition between the fair value of tangible assets and liabilities acquired and the consideration is written off directly to reserves.

j) DEFERRED TAXATION
Deferred taxation is provided to take account of timing differences between the treatment of certain items for accounts purposes and for taxation purposes, only to the extent it is probable that a liability or asset will crystallise in the foreseeable future.

k) PENSION COSTS
No Group or Company pension scheme exists. Where payments to an employee's own pension scheme have been agreed the cost is charged to the profit and loss account when incurred.

l) TURNOVER
Turnover represents the amount receivable for services provided.


2 TURNOVER AND PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION
The Group's turnover and results before taxation are principally attributable to one activity, the provision and management of long term facilities for the elderly and for the physically and mentally disabled.

The turnover arises solely from activities in the United Kingdom.

The amounts shown for continuing operations include the following in respect of acquisitions:


                                                                           1997
                                                                    Pound  '000
------------------------------------------------------- ----------  ------------
Staff costs                                                               4,048
Depreciation                                                                 75
Other operating charges                                                   2,772
------------------------------------------------------- ----------  ------------

                                                                          6,895
------------------------------------------------------- ----------  ------------

3 OPERATING PROFIT IS STATED AFTER CHARGING
                                                              1997         1996
                                                        Pound '000  Pound  '000
------------------------------------------------------- ----------  ------------
Auditors' remuneration:
   Audit services                                               50           20
   Non audit services                                          152           30
   Less capitalised amounts on acquisitions                    (98)           -
Operating lease rentals: land and buildings                  3,056          801
Operating lease rentals: other                                  58           26
------------------------------------------------------- ----------  ------------

4 EXCEPTIONAL ITEMS
                                                              1997         1996
                                                        Pound '000  Pound  '000
------------------------------------------------------- ----------  ------------
Profit on sale of fixed assets in continuing operations -
see note 12                                                  1,622          295
------------------------------------------------------- ----------  ------------

Details of the properties sold are given at note 12.

TAMARIS PLC

NOTES TO THE FINANCIAL STATEMENTS
continued

5 STAFF COSTS
                                                              1997         1996
                                                        Pound '000   pound '000
------------------------------------------------------- ----------  -----------


Employee costs including Directors' emoluments
during the year were:
Salaries and wages                                          10,375        4,971
Social security costs                                          578          284
Pension costs                                                   42           23
------------------------------------------------------- ----------  -----------
                                                            10,995        5,278
------------------------------------------------------- ----------  -----------

                                                            Number       Number
------------------------------------------------------- ----------  -----------

The average numbers of staff employed during
the year:
Management and administration                                   72           24
Nursing and ancillary services                               1,431          744
------------------------------------------------------- ----------  -----------

                                                             1,503          768
------------------------------------------------------- ----------  -----------


6 DIRECTORS' EMOLUMENTS
The information given in this note also constitutes part of the Report of the Remuneration Committee.

                                              Salary
                                            benefits       Annual                                    Pensions
                                            and fees        Bonus       Total       Total          Contributions
                                                1997         1997        1997        1996         1997        1996
                                          Pound '000   Pound '000  Pound '000  Pound '000   Pound '000  Pound '000
---------------------------------------  -----------  ----------- ----------- -----------  ----------- -----------
Executive Directors
W Fitch - highest paid                           108          175         283         190            -           -
B A Maxwell                                       88           85         173         108           33          12
G Willis                                           -            -           -           -            -           -

Non-Executive Directors - fees
B McFadzean                                       25            -          25          16            -           -
R Pears                                           25            -          25          16            -           -
---------------------------------------  -----------  ----------- ----------- -----------  ----------- -----------


                                                 246          260         506         330           33          12
---------------------------------------  -----------  ----------- ----------- -----------  ----------- -----------


The salary for Miss Maxwell includes benefits in kind valued at Pound 8,000 in respect of company car, insurance, permanent health insurance and personal accident and life cover. Her pension contributions, which are to a money purchase scheme, include Pound 20,000 from bonus allocation.

Mr Willis was appointed a director on 19 March 1997 and none of his remuneration paid as an employee in the year is considered to be emoluments as a Director.

TAMARIS PLC
NOTES TO THE FINANCIAL STATEMENTS
continued


6 DIRECTORS' EMOLUMENTS (continued)

                                                         No. of       Date of        Date of       Exercise price
Share options                                            shares         grant       exercise                  (p)
----------------------------------------------    -------------    ----------   ------------       --------------
William Fitch                                         3,536,570      9.9.1993   10.9.1995 to                    2
                                                                                    9.9.1998

CAP Investments Ltd                                   3,536,570      9.9.1993   10.9.1995 to                    2
(a company controlled by Barry McFadzean)                                           9.9.1998

Barbara-Ann Maxwell                                   3,536,570      9.9.1993   10.9.1996 to                 2.25
                                                                                    9.9.2003

Graeme Willis (granted as an employee)                  125,000     23.6.1995   24.6.1998 to                    2
                                                                                   23.6.2005
----------------------------------------------    -------------    ----------   ------------       --------------


Further information regarding options is given at notes 21(i) and 21(ii).

The market price of the shares at the year end was 3.0 pence per share and the market price fluctuated from 2.25 pence per share to 3.5 pence per share during the year.

A new bonus scheme was introduced with effect from 1 April 1996. The remuneration committee initiated a bonus pool from which Crosshaven would receive five parts and Miss Maxwell would receive three parts, paid as follows:
(1) an on account payment, representing 50% of the anticipated annual bonus, would be made on publication of the interim results; and (2) the balance immediately after the publication of the audited accounts. The pool is to be funded by reference to a sliding scale based on the increase in the earnings per share of the Company in any year, adjusted by the increase in RPI in the previous calendar year. There is a cap on the pool of Pound 300,000. In addition the pool will receive Pound 20,000 if the Price to Earnings ratio of the Company at the end of the second working day following publication of its annual results is more than 110% of the average of the Price to Earnings ratio of the five to ten most comparable quoted companies in the opinion of the Company's brokers. Conversely if the Price to Earnings ratio is less than 90% Pound 20,000 will be withdrawn from the bonus pool.

In respect of the Directors, no options were granted, exercised or lapsed during the year nor were there any changes between the year end and 16 June 1997, except for the exercise by CAP Investments Limited of its option over 3,536,570 shares on 11 June 1997.

TAMARIS PLC

NOTES TO THE FINANCIAL STATEMENTS
Continued


7  NET INTEREST
                                                            1997           1996
                                                      Pound '000     Pound '000
--------------------------------------------------   -----------    -----------


Bank loans, overdrafts                                       587            480
Hire purchase interest                                        12              4
Other loan interest                                          163            162
--------------------------------------------------   -----------    -----------

                                                             762            646
Interest receivable                                         (469)          (141)
--------------------------------------------------   -----------    -----------

Net interest payable                                         293            505
--------------------------------------------------   -----------    -----------


8  TAXATION ON ORDINARY ACTIVITIES
                                                            1997           1996
                                                      Pound '000     Pound '000
--------------------------------------------------   -----------    -----------

The tax charge is based on the profit for the year and represents:

Corporation tax at 33% (1996 - 33%)                          359            142
--------------------------------------------------   -----------    -----------

The taxation charge for the year has been reduced by accelerated capital allowances, loss relief and other timing differences.

9  PROFIT FOR THE FINANCIAL YEAR



                                                            1997           1996
                                                      pound '000     pound '000
--------------------------------------------------   -----------    -----------
Dealt with in the accounts of the holding Company            499          1,066
Dealt with by subsidiary undertakings                      1,794           (101)
Dealt wth by associated undertakings                           -              3
--------------------------------------------------   -----------    -----------
                                                           2,293            968
--------------------------------------------------   -----------    -----------


10  DIVIDENDS
                                                            1997           1996
                                                      Pound '000     Pound '000
--------------------------------------------------   -----------    -----------
Ordinary shares
Interim dividend of 0.024610p (1996: 0.021375p)
per share paid 12 February 1997                              121            100

Proposed final dividend of 0.05663p (1996: 0.051482p)
per share                                                    359            253
--------------------------------------------------   -----------    -----------
                                                             480            353
--------------------------------------------------   -----------    -----------

The proposed final dividend will be payable on the shares in issue on 4 July
1997.

11  EARNINGS PER ORDINARY SHARE
The calculation of the earnings per share is based on the profits after taxation of Pound 2,293,000 (1996 - Pound 968,000) and the weighted average of 501,068,052 ordinary shares (1996: - 426,892,000 ordinary shares) in issue during the year. The fully diluted earnings per share is not materially different to the basic calculation.

TAMARIS PLC
NOTES TO THE FINANCIAL STATEMENTS
Continued


12  TANGIBLE FIXED ASSETS

                                         Freehold         Short         Plant
                                             land     leasehold      fixtures        Motor
                                    and buildings     interests  and fittings     vehicles         Total
Group                                  Pound '000    Pound '000    Pound '000   Pound '000    Pound '000
--------------------------------    -------------   -----------  ------------  -----------   -----------
Cost or valuation
At 1 April 1996                            11,969           624         1,164          123        13,880
Additions                                     196           509           537           59         1,301
Acquisitions                                1,146         4,566             -            -         5,712
Disposals                                 (12,125)            -          (299)           -       (12,424)
--------------------------------    -------------   -----------  ------------  -----------   -----------
Cost at 31 March 1997                       1,186         5,699         1,402          182         8,469
--------------------------------    -------------   -----------  ------------  -----------   -----------
Depreciation
At 1 April 1996                               119            13           299           33           464
Provided in year                              115            64           140           13           332
Disposals                                    (210)            -          (112)           -          (322)
--------------------------------    -------------   -----------  ------------  -----------   -----------
At 31 March 1997                               24            77           327           46           474
--------------------------------    -------------   -----------  ------------  -----------   -----------
Net book value at 31
March 1997                                  1,162         5,622         1,075          136         7,995
--------------------------------    -------------   -----------  ------------  -----------   -----------
Net book value at 31 March 1996            11,850           611           865           90        13,416
--------------------------------    -------------   -----------  ------------  -----------   -----------


                                                                        Plant
                                                                     fixtures        Motor
                                                                 and fittings     vehicles         Total
Company                                                            Pound '000   Pound '000    Pound '000
--------------------------------------------------------------   ------------  -----------   -----------
Cost
At 1 April 1996                                                           497          100           597
Additions                                                                  34           53            87
Disposals                                                                   -            -             -
--------------------------------------------------------------   ------------  -----------   -----------
At 31 March 1997                                                          531          153           684
--------------------------------------------------------------   ------------  -----------   -----------
Depreciation
At 1 April 1996                                                           142           29           171
Provided in year                                                           28            9            37
--------------------------------------------------------------   ------------  -----------   -----------
At 31 March 1997                                                          170           38           208
--------------------------------------------------------------   ------------  -----------   -----------
Net book value at 31 March 1997                                           361          115           476
--------------------------------------------------------------   ------------  -----------   -----------
Net book value at 31 March 1996                                           355           71           426
--------------------------------------------------------------   ------------  -----------   -----------

TAMARIS PLC

NOTES TO THE FINANCIAL STATEMENTS
Continued

12  TANGIBLE FIXED ASSETS continued
Certain Group properties, including those revalued in 1994 and 1995, were sold during the year under sale and leaseback arrangements. The profits realised were as follows:-

                                                                           Total
                                                                      Pound '000
--------------------------------------------------------------  ----------------
Freehold properties held at revaluation, less depreciation                 5,100
Freehold properties held at cost, less depreciation                        6,815
--------------------------------------------------------------  ----------------
                                                                          11,915
Sale proceeds, net of expenses                                            13,537
--------------------------------------------------------------  ----------------
Profit on sale - see note 4                                                1,622
--------------------------------------------------------------  ----------------


The revaluation of Pound 480,000 has been released to profit and loss account - see note 22.

The figures stated above include assets held under hire purchase contracts, as follows:-



                                                               The Group                  The Company
                                                 Plant, fixtures        Motor   Plant, fixtures        Motor
                                                   land fittings     vehicles      and fittings     vehicles
                                                      Pound '000   Pound '000        Pound '000   Pound '000
----------------------------------------------   ---------------   ----------   ---------------  -----------
Net book amount at 31 March 1997                             160           69               112           57
----------------------------------------------   ---------------   ----------   ---------------  -----------

Net book amount at 31 March 1996                             125           29               125           12
----------------------------------------------   ---------------   ----------   ---------------  -----------

Depreciation provided in the year                             15           13                13            8
----------------------------------------------   ---------------   ----------   ---------------  -----------

13 FIXED ASSET INVESTMENTS
                                                           Cost     Additions         Disposals         Cost
                                                           1996                                         1997
Group                                                Pound '000    Pound '000        Pound '000   Pound '000
----------------------------------------------   --------------   -----------   ---------------  -----------
Own shares held through Tamerise Limited                    104            (2)                -          102
Interest in associated undertakings                           8           749              (757)           -
Other investment (unlisted)                                   -           325                 -          325
----------------------------------------------   --------------   -----------   ---------------  -----------
                                                            112         1,072              (757)         427
----------------------------------------------   --------------   -----------   ---------------  -----------

                                                           Cost     Additions         Disposals         Cost
                                                           1996                                         1997
Company                                              Pound '000    Pound '000        Pound '000   Pound '000
----------------------------------------------   --------------   -----------   ---------------  -----------
Shares in subsidiaries                                    2,815         1,433                 -        4,248
Shares in associates                                          5           749              (754)           -
Other investment (unlisted)                                   -           325                 -          325
Own shares held through Tamerise Limited                    104            (2)                -          102
----------------------------------------------   --------------   -----------   ---------------  -----------

                                                          2,924         2,505              (754)       4,675
----------------------------------------------   --------------   -----------   ---------------  -----------

TAMARIS PLC
NOTES TO THE FINANCIAL STATEMENTS
Continued

13 FIXED ASSET INVESTMENTS continued
TAMERISE LIMITED
Tamerise Limited was incorporated in January 1991 and became the trustee of The Tamaris Employees Share Option Scheme Trust ("the Trust") in the following month. It is a wholly owned subsidiary of Tamaris plc but no director of Tamaris is a director of Tamerise. Under the terms of the Trust, Tamerise may acquire ordinary shares in Tamaris from time to time, either in the market, or by subscription. Benefits may be conferred on selected employees of Tamaris and/or its subsidiaries (both current and future subsidiaries) at the discretion of the trustee by methods including a direct bonus payment in cash or in shares with no payment required from the employee, a direct transfer of shares with payment of all or part required by the employee or the transfer of shares to an employee who exercises an option under Tamaris' existing share option schemes.

Tamerise Limited has bought the following Tamaris shares.

Year ended:                                                              Pound
------------------------------------------------------------------    ---------

31 March 1991                                                         1,500,000
31 March 1994                                                         2,917,684
31 March 1996                                                           883,536
------------------------------------------------------------------    ---------

                                                                      5,301,220
------------------------------------------------------------------    ---------


All acquisitions have been funded by non-interest bearing loans from Tamaris plc. The total Tamerise holding of shares represents 0.93% of Tamaris' current issued ordinary share capital. The market value of the shares held by Tamerise at 31 March 1997 was Pound 159,000, calculated at 3p per share. Options granted to Group employees under Tamaris' Approved Share Option Scheme will be satisfied by the transfer of shares held by Tamerise, pursuant to the employees' trust. Details of the options granted to date are detailed in note 21(i).

The dividends payable to Tamerise were credited against the cost of investment. Any costs involved in the administration of Tamerise are charged to the general overheads of Tamaris.

INTERESTS IN ASSOCIATED UNDERTAKING
On 27 March 1997, Tamaris disposed of its 49.99% holding in Triasma Homes Limited, a property company incorporated in England, at par value.

On 11 June 1996, Tamaris subscribed Pound 449 for 49.9% of the shares in a newly formed company, Continental Shelf 55 Limited, which on the same day acquired the entire issued capital of Lodge Care PLC. Tamaris later increased its investment in Continental Shelf 55 Limited to Pound 748,500 to finalise the acquisition of Lodge Care PLC. On 27 March 1997, Tamaris disposed of its 49.9% holding in Continental Shelf 55 Limited at par value.

OTHER INVESTMENTS (UNLISTED)
Tamaris has advanced Pound 325,000 for subscription to the ordinary share capital of GIO Limited ("GIO"), a property investment company, registered in the Isle of Man. The money has been utilised in placing a deposit on a property portfolio but GIO has not yet commenced trading. GIO is seeking a NASDAQ quotation at which time it is expected that the Company's interest will be less than 10%. However the offer document has yet to be published.

TAMARIS PLC
NOTES TO THE FINANCIAL STATEMENTS
Continued


13 FIXED ASSET INVESTMENTS (continued)
INVESTMENT IN SUBSIDIARIES
The following were wholly owned subsidiary companies at 31 March 1997, all of which have been consolidated in the Group financial statements. The share capital of these companies was held either directly or indirectly (*) via an intermediate holding company. All were 100% owned by the Group.


NAME OF SUBSIDIARY                                                  CLASS OF SHARES    PRINCIPAL COUNTRY
                                                                                            OF OPERATION
----------------------------------------------------------  -----------------------    -----------------
CARE HOME OPERATING COMPANIES
Belmont Nursing Home Limited, The                                          Ordinary              England
Bewick Waverley Limited                                                    Ordinary              England
Cedarhurst Lodge Limited                                                   Ordinary     Northern Ireland
Chapelfield View Limited                                                   Ordinary              England
Chestnut Lodge Limited                                                     Ordinary     Northern Ireland
Doulton Court Limited                                                      Ordinary              England
Duncare Limited *#                                          Ordinary and preference             Scotland
Edgewater Lodge Limited                                                    Ordinary     Northern Ireland
Guthrie Court Limited                                                      Ordinary             Scotland
Keslaw Limited                                                             Ordinary              England
Laudcare Limited                                                           Ordinary              England
Leeland Limited                                                            Ordinary              England
Lisnisky Limited (formerly Tamaris (Ulster) Limited)                       Ordinary     Northern Ireland
Lodge Care Services Limited                                                Ordinary              England
Lunan House Limited                                                        Ordinary             Scotland
Maldcare Limited                                                           Ordinary              England
Osborne Limited                                                            Ordinary     Northern Ireland
Rosevale Lodge Limited                                                     Ordinary     Northern Ireland
Saintfield Limited                                                         Ordinary     Northern Ireland
Tamaris (England) Limited (formerly Ross Pear Limited)                     Ordinary              England
Tamaris (Scotland) Limited #                                           Ordinary and
                                                             convertible preference             Scotland
Tamaris (South East) Limited                                               Ordinary              England
Tamaris (Ulster) Limited +                                                 Ordinary     Northern Ireland
Torrcare Limited                                                           Ordinary              England
Westview Lodge Limited                                                     Ordinary              England

INVESTMENT AND INTERMEDIATE HOLDING COMPANY
Lifecare International Plc                                  Ordinary and preference              England

TRUSTEE FOR ESST
Tamerise Limited                                                           Ordinary              England
----------------------------------------------------------  -----------------------    -----------------



All companies were incorporated in England and Wales except where indicated: # registered in Scotland, + registered in Northern Ireland

TAMARIS PLC                                    NOTES TO THE FINANCIAL STATEMENTS
                                                                       continued

14 DEBTORS

                                                                1997                        1996
                                                          Group       Company        Group       Company
                                                     Pound '000    Pound '000   Pound '000    Pound '000
------------------------------------------------    -----------   -----------  -----------   -----------
Trade debtors                                             1,433            36          565            43
Other debtors                                             1,660           549          151            94
Amount owed by Group undertakings                             -         1,488            -         1,537
Prepayments and accrued income                            1,074           433          605           212
------------------------------------------------    -----------   -----------  -----------   -----------
                                                          4,167         2,506        1,321         1,886
------------------------------------------------    -----------   -----------  -----------   -----------


Group and Company prepayments include costs of Pound 279,000 (1996: 132,000) incurred on anticipated future care home acquisitions.

15 DEBTORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR

                                                                1997                        1996
                                                          Group       Company        Group       Company
                                                     Pound '000    Pound '000   Pound '000    Pound '000
------------------------------------------------    -----------   -----------  -----------   -----------
Other debtors                                               852             -        1,979         1,600
------------------------------------------------    -----------   -----------  -----------   -----------


A loan of Pound 1.6m was made to Triasma Homes Limited, an associated undertaking, during the previous year. It was originally not expected to be recovered within the next eight years. However, this loan was repaid on the sale of the investment in Triasma Homes Limited.

The remaining debts relate to rent deposits which are not expected to be recovered within a period of twenty years.

16  CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

                                                                 1997                       1996
                                                          Group       Company        Group       Company
                                                     Pound '000    Pound '000   Pound '000    Pound '000
--------------------------------------------------  -----------   -----------  -----------   -----------

Bank loans and overdrafts                                 1,032             -        1,442             -
Trade creditors                                             443           100          204            59
Amount owed to Group undertakings                             -             -            -            56
Corporation tax                                             679           202          230            73
Other taxes and social security costs                       217            14          170             -
Proposed dividends                                          359           359          253           253
Hire purchase agreements                                     49            43           28            28
Accruals and deferred income                              2,136           449          667           188
--------------------------------------------------  -----------   -----------  -----------   -----------

                                                          4,915         1,167        2,994           657
--------------------------------------------------  -----------   -----------  -----------   -----------


Details of the security provided for bank loans and overdrafts are given in note 19.

Further details of the repayment periods of borrowings are given in note 18.

TAMARIS PLC
NOTES TO THE FINANCIAL STATEMENTS
continued

17  CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR

                                                                 1997                        1996
                                                          Group       Company        Group       Company
                                                     Pound '000    Pound '000   Pound '000    Pound '000
----------------------------------------------      -----------   -----------  -----------   -----------
Hire purchase agreements                                    123            74           98            98
Bank loans                                                  954             -        4,434             -
Unsecured loan notes                                      3,000             -        3,000             -
Unsecured loan                                               39             -           39             -
----------------------------------------------      -----------   -----------  -----------   -----------
                                                          4,116            74        7,571            98
----------------------------------------------      -----------   -----------  -----------   -----------


Details of the security provided for bank loans and overdrafts are given in note 19.

Further details of the repayment periods of borrowings are given in note 18.

18  BORROWINGS

                                                                 1997                        1996
                                                          Group       Company        Group       Company
                                                     Pound '000    Pound '000   Pound '000    Pound '000
----------------------------------------------      -----------   -----------  -----------   -----------
Within one year
Hire purchase agreements                                     49            43           28            28
Bank loans and overdrafts                                 1,032             -        1,442             -

After one and within two years
Hire purchase agreements                                     49            44           31            31
Bank loans                                                   52             -          239             -

After two years and within five years
Hire purchase agreements                                     74            30           67            67
Bank loans                                                  175             -          756             -
Unsecured loan notes                                      3,000             -        3,000             -
Unsecured loan                                               39             -           39             -

After five years
Bank loans                                                  727             -        3,439             -
----------------------------------------------      -----------   -----------  -----------   -----------

                                                          5,197           117        9,041           126
----------------------------------------------      -----------   -----------  -----------   -----------

TAMARIS PLC
NOTES TO THE FINANCIAL STATEMENTS
continued


19  SECURED CREDITORS
a)  Lloyds Bank PLC
The loan secured by a first fixed and floating charge over the assets and business of the subsidiary company, The Belmont Nursing Home Limited, was repaid during the year.


b)  Midland Bank PLC
The loan secured by a fixed and floating charge over the assets and business of Tamaris (South East) Limited was repaid during the year.


c)  Ulster Bank Limited

Ulster Bank Limited has, as security for overdraft facilities of Pound 223,000 for Edgewater Lodge Limited and Pound 156,000 for Rosevale Lodge Limited, limited guarantees from Tamaris plc. The guarantees at the year end were Pound 188,000 in respect of Edgewater Lodge and Pound 116,000 for Rosevale Lodge and were increased to Pound 223,000 and Pound 156,000 respectively on 29
April 1997.


d)  Barclays Bank PLC
    i)Barclays Bank has a floating charge over the assets and business of the subsidiary company Lunan House Limited as its security for the loan facility of Pound 1,200,000. The period remaining for the repayment of the loan is 15 years and the loan carries interest at 2.0% over the Bank's base lending rate. The indebtedness to Barclays at the year end was Pound 1,000,000

    ii) Laudcare Limited has an overdraft facility of Pound 250,000 from Barclays Bank that is guaranteed by Tamaris plc. Barclays also has a floating charge over Laudcare's undertakings, property and assets.

    iii) Westview Lodge Limited has an overdraft facility of Pound 120,000 from Barclays Bank that is guaranteed by Tamaris plc. Barclays also has a floating charge over Westview Lodge's undertakings, property and assets.


e)  Clydesdale Bank Plc
Clydesdale Bank has a fixed and floating charge over the assets of Tamaris (Scotland) Limited as its security for the guarantee facility of up to Pound 3,080,000 made available to Tamaris (Scotland) Limited. A deposit of Pound 2,830,000 has been made with Clydesdale Bank plc. It is included under current assets but is not available for Group use unless replaced by comparable security.

20  PROVISION FOR LIABILITIES AND CHARGES
The deferred taxation not provided for in the financial statements is set out below and represents a contingent liability at the balance sheet date and is calculated using tax rates of 33% for the Group. There are no unprovided amounts for the Company.

                                                                         Group
                                                                      Unprovided
                                                                  1997          1996
                                                            Pound '000    Pound '000
-----------------------------------------------------      -----------   -----------
Accelerated capital allowances                                      60           153
Other timing differences                                             -            20
-----------------------------------------------------      -----------   -----------
                                                                    60           173
Less: Trading losses                                               (60)         (173)
-----------------------------------------------------      -----------   -----------
                                                                     -             -
-----------------------------------------------------      -----------   -----------


No provision has been made for the taxation that arises on the chargeable profits from the sale of the Group's properties as it is the Directors' intention to claim roll-over relief on the acquisition of replacement assets.
The estimated amount of tax not provided is Pound   1,300,000.

TAMARIS PLC
NOTES TO THE FINANCIAL STATEMENTS
Continued


21  CALLED UP SHARE CAPITAL

Ordinary shares of 0.25p                                                            Number     Pound '000
------------------------------------------------------------------------       -----------    -----------
Authorised
At beginning of year                                                           640,000,000         1,600
Increase                                                                       160,000,000           400
------------------------------------------------------------------------       -----------    -----------
At end of year                                                                 800,000,000         2,000
------------------------------------------------------------------------       -----------    -----------
Allotted called up and fully paid
At beginning of year                                                           467,829,821         1,170
Allotment of new ordinary shares                                                65,331,429           163
------------------------------------------------------------------------       -----------    -----------
At end of year                                                                 533,161,250         1,333
------------------------------------------------------------------------       -----------    -----------


Allotments during the year:


Pursuant to shareholders' authority, given at the Annual General Meeting of shareholders on 7 September 1995, 23,600,000 new ordinary shares of 0.25p each were allotted by a Placing on 8 May 1996 at 2.0p per share. The difference between the total consideration of Pound 472,000 and the nominal value of the allotted new shares of Pound 59,000 was, after deduction of expenses, credited to the share premium account.


Pursuant to shareholders' authority, given at the Extraordinary General Meeting of shareholders on 3 October 1996, regarding the acquisition of the investments of Speciality Care Plc, 28,571,429 new ordinary shares of 0.25p each were allotted on 9 December 1996 at 3.5p per share. The difference between the allotment value of the shares, totalling Pound 1,000,000 and their par value of Pound 71,429 was transferred to merger reserve.


Pursuant to shareholders' authority, given at the Annual General Meeting of shareholders on 31 July 1996, 13,160,000 new ordinary shares of 0.25p each were allotted by a Placing on 7 January 1997 at 2.5p per share. The difference between the total consideration of Pound 329,000 and the nominal value of the allotted new shares of Pound 32,900 was, after deduction of expenses, credited to the share premium account.

TAMARIS PLC
NOTES TO THE FINANCIAL STATEMENTS
continued

21       CALLED UP SHARE CAPITAL continued
A total of 10,909,710 options over the company's 0.25p ordinary shares have been granted, as follows:


i) Under the Company's Approved Executive Share Option Scheme, options will be satisfied by the transfer of existing shares held by Tamerise Limited pursuant to the Employees Trust:

                                                                   Date of          Date of       Exercise
   Number of options                                                 grant         exercise      price (p)
   ----------------------------------------------------------    ---------     ------------      ---------
   3,536,570                                                      9.9.1993     10.9.1996 to           2.25
                                                                                   9.9.2003

   100,000                                                       8.10.1993     9.10.1996 to              2
                                                                                  8.10.2003

   200,000                                                       23.6.1995     24.6.1998 to              2
                                                                                  23.6.2005
   ----------------------------------------------------------    ---------     ------------      ---------



ii)William Fitch and Barry McFadzean entered into option agreements with the Company on 9 September 1993 under which they were each granted options over 3,536,570 ordinary shares at a price of 2p per share, exercisable at any time after the period of two years from the date of grant (but not later than five years from the date of grant) or within a period of six months in the event of death, cessation as a Director, change of control of the Company or it undergoing a scheme of arrangement. Barry McFadzean subsequently assigned the benefit of his option agreement to CAP Investments Limited, a company controlled by him.


During the year the Group acquired the Lodge Care Homes (see note 28) under operating leases from Principal Healthcare Finance Limited ("Principal"). As part of that transaction, on 1 August 1996, Tamaris issued to Principal a warrant to subscribe up to 25,116,976 ordinary shares at an exercise price of 3.9p per share. The warrant may be exercised in whole or in part at any time between the first and tenth anniversary of the issue of the warrant. The warrant is transferable in whole or in part without restriction.


Allotments since the year end:


Pursuant to shareholders' authority, given at the Annual General Meeting of shareholders on 31 July 1996, 35,000,000 new ordinary shares of 0.25p each were allotted by a Placing on 19 May 1997 at 2.7p per share. The difference between the total consideration of Pound 945,000 and the nominal value of the allotted new shares of Pound 87,500 will, after deduction of expenses, be credited to the share premium account.


Pursuant to the exercise of an option granted to Barry McFadzean, a Director, on 9 September 1993 and subsequently assigned to CAP Investments Limited ( a company controlled by Barry McFadzean ) 3,536,570 new ordinary shares of 0.25p each were allotted on 11 June 1997 at 2.0p each. The difference between the total consideration of Pound 70,731 and the nominal value of the allotted new shares of Pound 8,841 will, after deduction of expenses, be credited to the share premium account.

TAMARIS PLC
NOTES TO FINANCIAL STATEMENTS
(Continued)

22       SHARE PREMIUM ACCOUNT AND RESERVES

                                            SHARE
                                          PREMIUM   REVALUATION         OTHER       MERGER    PROFIT AND
                                          ACCOUNT       RESERVE       RESERVE      RESERVE  LOSS ACCOUNT
GROUP                                  POUND '000    POUND '000    POUND '000   POUND '000    POUND '000
------------------------------------   ----------   -----------   -----------  -----------  ------------
At beginning of year                        3,910           480           848            -           188
Arising on share allotments                   709             -             -          929             -
Share issue expenses                          (37)            -             -          (62)            -
Goodwill written off                            -             -             -       (1,000)            -
Reserve movement                                -          (480)         (133)         133           480
Profit for year                                 -             -             -            -         1,813
------------------------------------   ----------   -----------   -----------  -----------  ------------
At 31 March 1997                            4,582             -           715            -         2,481
------------------------------------   ----------   -----------   -----------  -----------  ------------

The Other reserve represents a capital reserve arising on acquisition of subsidiary companies in previous years.

The cumulative amount of goodwill arising from acquisitions in current and prior years which has been written off to Group reserves, net of goodwill on acquired interests since disposed of, is (pound)2,074,000 (1996: (pound)1,074,000).

                                                                        SHARE
                                                                      PREMIUM       MERGER    PROFIT AND
                                                                      ACCOUNT      RESERVE  LOSS ACCOUNT
COMPANY                                                            POUND '000   POUND '000    POUND '000
-------------------------------------------------------------     -----------  -----------  ------------
At beginning of year                                                    3,910          875           181
Arising on share allotments                                               709          929             -
Share issue expenses                                                      (37)         (62)            -
Profit for year                                                             -            -            19
-------------------------------------------------------------     -----------  -----------  ------------
At 31 March 1997                                                        4,582        1,742           200
-------------------------------------------------------------     -----------  -----------  ------------


23  RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS

                                                                                      1997          1996
                                                                                     GROUP         GROUP
                                                                                POUND '000    POUND '000
--------------------------------------------------------------------------------------------------------
Retained profit for the financial year                                               1,813           615
New ordinary share capital subscribed                                                1,801         3,200
Costs of issue                                                                         (99)         (453)
Goodwill written off                                                                (1,000)       (1,044)
------------------------------------------------------------------------------  ----------    ----------
                                                                                     2,515         2,318

Opening shareholders' funds                                                          6,596         4,278
------------------------------------------------------------------------------  ----------    ----------

Closing shareholders' funds                                                          9,111         6,596
------------------------------------------------------------------------------  ----------    ----------


24  COMMITMENTS UNDER OPERATING LEASES
The Company and Group have commitments under operating leases in respect of land and buildings for payments of Pound 6,461,000 (1996: Pound 1,680,000) in the year to 31 March 1998. The leases to which these amounts relate all expire after more than five years.

TAMARIS PLC
NOTES TO THE FINANCIAL STATEMENTS
(Continued)


25  NET CASH INFLOW FROM OPERATING ACTIVITIES

                                                                                      1997          1996
                                                                                     GROUP         GROUP
                                                                                POUND '000    POUND '000
--------------------------------------------------------------------------------------------------------
Operating profit                                                                     1,323         1,317
Depreciation charges                                                                   332           207
Increase in debtors                                                                 (1,533)         (697)
Increase in creditors                                                                1,660            98
-----------------------------------------------------------------------------   ----------    ----------

Net cash inflow from operating activities                                            1,782           925
-----------------------------------------------------------------------------   ----------    ----------



26  RECONCILIATION OF NET CASHFLOW TO MOVEMENT IN NET DEBT

                                                                                      1997          1996
                                                                                POUND '000    POUND '000
-----------------------------------------------------------------------------  -----------   -----------
Increase/(decrease) in cash in the year                                              1,948        (1,084)
Cash outflow/(inflow) from financing                                                 3,537           (97)
-----------------------------------------------------------------------------   ----------    ----------
Change in net debt resulting from cash flows                                         5,485        (1,181)
Inception of hire purchase agreements                                                 (103)         (119)
Loan notes/unsecured loan issued for non cash consideration                              -        (3,039)
-----------------------------------------------------------------------------   ----------    ----------
Movement in net debt in the year                                                     5,382        (4,339)
Net debt at 1 April 1996                                                            (8,708)       (4,369)
-----------------------------------------------------------------------------   ----------    ----------
Net debt at 31 March 1997                                                           (3,326)       (8,708)
-----------------------------------------------------------------------------   ----------    ----------



27  ANALYSIS OF CHANGES IN NET DEBT

                                                      AT 1 APRIL                  NON-CASH   AT 31 MARCH
                                                           1996     CASH FLOW        ITEMS          1997
                                                     POUND '000    POUND '000   POUND '000    POUND '000
------------------------------------------------    -----------   -----------  -----------   -----------
Cash at bank and in hand                                    333         1,538            -         1,871
Bank overdrafts and short term loans                     (1,442)          410            -        (1,032)
------------------------------------------------    -----------   -----------  -----------   -----------
                                                         (1,109)        1,948            -           839
Bank loans                                               (4,434)        3,480            -          (954)
Hire purchase agreements                                   (126)           57         (103)         (172)
Loan notes                                               (3,000)            -            -        (3,000)
Other loans                                                 (39)            -            -           (39)
------------------------------------------------    -----------   -----------  -----------   -----------
                                                         (8,708)        5,485         (103)       (3,326)
------------------------------------------------    -----------   -----------  -----------   -----------



28  ACQUISITIONS
During the year the group acquired a number of care homes and, with one exception, entered into simultaneous sale and leaseback arrangements. Details of the capitalised values of each transaction are given below. In each case the businesses concerned formed part of businesses where only certain assets were acquired. In these circumstances, it is not practical to provide details of profits or losses for these businesses for financial periods before acquisition. Details of the contribution to and utilisation of Group cash flow is given at note 29.

TAMARIS PLC
NOTES TO THE FINANCIAL STATEMENTS Continued


28  ACQUISITIONS (continued)
Lodge Care Homes
On 11 June 1996, Tamaris subscribed (pound)499 for 49.9% of the shares in a newly formed company, Continental Shelf 55 Limited ("CS55"). On the same day CS55 acquired the entire issued share capital of Lodge Care PLC, a company owning and operating six care homes, 257 beds, registered for the care of the frail elderly.

The freehold properties, related fixed assets and business of the Lodge Care PLC homes were then purchased by three newly incorporated wholly owned Tamaris subsidiaries Doulton Court Limited, Keslaw Limited and Leeland Limited with the freeholds being simultaneously sold to and leased back from Principal Healthcare Finance Limited ("Principal") on 30 year operating leases.

The assets acquired were as follows:


                                                                 BOOK VALUE
                                                                        AND
                                                                 FAIR VALUE
                                                                 POUND '000
-------------------------------------------------------------   -----------
Freehold land and buildings                                           5,847
Fixtures and fittings within the homes                                  611
-------------------------------------------------------------   -----------

                                                                      6,458
Sale proceeds                                                        (5,500)
-------------------------------------------------------------   -----------

                                                                        958
Costs of acquisition                                                    178
-------------------------------------------------------------   -----------

Net assets acquired - Short leasehold interest                        1,136
-------------------------------------------------------------   -----------

Satisfied by:
Cash                                                                  1,136
-------------------------------------------------------------   -----------


Parklands Care Homes
In June 1996, two newly incorporated wholly owned Tamaris subsidiaries, Bewick Waverley Limited and Chapelfield View Limited acquired the freehold land and buildings, related fixed assets and business of four homes, 170 beds, from Parklands Care Homes Limited for an aggregate consideration of (pound)5,000,000. The homes were simultaneously sold to Principal for (pound)4.5m and leased back on 30 year operating leases.

The assets acquired were as follows:

                                                                     BOOK VALUE
                                                                 AND FAIR VALUE
                                                                     POUND '000
--------------------------------------------------------------   --------------
Purchase consideration                                                   5,000
Sale proceeds                                                           (4,500)
--------------------------------------------------------------   --------------

                                                                           500
Costs of acquisition                                                       606
--------------------------------------------------------------   --------------

Net assets acquired - Short leasehold interest                           1,106
--------------------------------------------------------------   --------------

Satisfied by:
Cash                                                                     1,036
Amounts due at year end                                                     70
--------------------------------------------------------------   --------------
                                                                         1,106
--------------------------------------------------------------   --------------

TAMARIS PLC
NOTES TO THE FINANCIAL STATEMENTS Continued


28 ACQUISITIONS (continued)
Speciality Care Homes
With effect from 12 September 1996, Tamaris subscribed Pound 500,000 and Speciality Care Pound 1,000,000 for respective 33.3% and 66.7% holdings in three newly formed companies, Laudcare Limited, Maldcare Limited and Torrcare Limited. The subscription monies of Pound 1,500,000 were used to purchase the business and assets (other than leasehold property) of six leased care homes from Speciality Care Limited subsidiaries, as follows:

                                         ORDINARY
                                        SHARES OF
                                     POUND 1 EACH       BUSINESS AND ASSETS OF             CONSIDERATION
                                       SUBSCRIBED       CARE HOME ACQUIRED:                   POUND '000

---------------------------------   -------------       ---------------------------------  -------------
Laudcare Limited                            1,063       Blackwell Vale                               319
                                                        Millbrow                                     224
                                                        Stanton Lodge                                291
                                                        Willoughby Grange                            229
---------------------------------   -------------       ---------------------------------  -------------
                                            1,063                                                  1,063
Maldcare Limited                              157       Stanton Grove                                157
Torrcare Limited                              280       Lakeside Gardens                             280
---------------------------------   -------------       ---------------------------------  -------------
                                            1,500                                                  1,500
---------------------------------   -------------       ---------------------------------  -------------



The operating leases on these six care homes were then assigned to Laudcare, Maldcare and Torrcare. Immediately thereafter, Tamaris acquired the Speciality Care holding in the above companies for Pound)1,000,000, satisfied by the issue of 28,571,429 new ordinary shares at a deemed price of 3.5p.


The purchase of Laudcare Limited, Maldcare Limited and Torrcare Limited has been dealt with by the acquisition method of accounting. Advantage has been taken of
Section 131 of the Companies Act in respect of the premium on the issue of shares to finance the acquisition.


The assets and liabilities of Laudcare Limited, Maldcare Limited and Torrcare Limited were as follows:

                                                                BOOK VALUE
                                                                       AND
                                                                FAIR VALUE
                                                                POUND '000
-------------------------------------------------------------  -----------
Short leasehold interests                                              500
Costs of acquisition                                                   554
-------------------------------------------------------------  -----------
                                                                     1,054
Purchased goodwill                                                   1,000
-------------------------------------------------------------  -----------
                                                                     2,054
-------------------------------------------------------------  -----------

Satisfied by:
Cash                                                                 1,054
Shares                                                               1,000
-------------------------------------------------------------  -----------
                                                                     2,054
-------------------------------------------------------------  -----------

The goodwill of Pound 1,000,000 has been written off against merger reserve and the remaining costs and short leasehold interest have been capitalised at Pound)1,054,000.

Under the terms of the acquisition agreement, Tamaris may be liable to pay up to a further Pound 220,000 satisfied by the issue to Speciality Care Limited of up to 6,285,174 new ordinary shares at a deemed issue price of 3.5p, dependent on the amount of post tax profits of the above homes in the period 1 April 1997 to 31 March 1998. However, the Directors are strongly of the opinion that no further consideration will be payable based on the current trading position of those homes.

TAMARIS PLC
NOTES TO FINANCIAL STATEMENTS Continued


28  ACQUISITIONS (continued)
GUTHRIE COURT NURSING HOME
With effect from 17 September 1996, Continental Shelf 64 Limited, ("CS64"), a wholly owned Tamaris subsidiary, acquired the business and assets of Guthrie Court Nursing Home for Pound 4,000,000. The home was subsequently sold to and leased back from Principal for Pound3,800,000 on a 30 year operating lease. CS64 changed its name to Guthrie Court Limited on 19 September 1996.

The assets acquired were as follows:

                                                              BOOK VALUE
                                                                     AND
                                                              FAIR VALUE
                                                              POUND '000

----------------------------------------------------------   -----------
Purchase consideration                                             4,000
Sale proceeds                                                     (3,800)
----------------------------------------------------------   -----------
                                                                     200
Costs of acquisition                                                 140
----------------------------------------------------------   -----------
Net assets acquired - Short leasehold interest                       340
----------------------------------------------------------   -----------
Satisfied by:
Cash                                                                 340
----------------------------------------------------------   -----------

LUNAN HOUSE NURSING HOME
On 27 November 1996, Lunan House Limited, a wholly owned Tamaris subsidiary, acquired the freehold property, related fixed assets and business of Lunan House Nursing Home for (pound)1,146,000 financed by a loan facility of up to (pound)1,280,000 from Barclays Bank Plc.

The assets acquired were as follows:

                                                               BOOK VALUE
                                                                      AND
                                                               FAIR VALUE
                                                               POUND '000
------------------------------------------------------------- -----------
Tangible fixed assets                                               1,146
------------------------------------------------------------- -----------
Satisfied by:
Cash                                                                1,146
------------------------------------------------------------- -----------

TAMARIS PLC
NOTES TO THE FINANCIAL STATEMENTS CONTINUED


28       ACQUISITIONS (CONTINUED)
PEAR TREE HOUSE RESIDENTIAL CARE HOME
ROSS WYLD LODGE NURSING HOME
With effect from 21 March 1997, Ross Pear Limited, a wholly owned subsidiary of Tamaris, agreed to purchase the freehold properties, related fixed assets and business of Pear Tree House Residential Care Home (55 beds) and Ross Wyld Lodge Nursing Home (57 beds) for (pound)2,400,000 and (pound)3,500,000 respectively. The homes were simultaneously sold to and leased back from IHP Limited on 21 year operating leases.

                                                                   BOOK VALUE
                                                                          AND
                                                                   FAIR VALUE
                                                                   POUND '000

---------------------------------------------------------------   -----------
Purchase consideration                                                  5,900
Sale proceeds                                                          (5,900)
---------------------------------------------------------------   -----------
                                                                            0
Costs of acquisition                                                       67
---------------------------------------------------------------   -----------

Net assets acquired - Short leasehold interest                             67
---------------------------------------------------------------   -----------
Satisfied by:
Cash                                                                       67
---------------------------------------------------------------   -----------

TRIASMA HOMES


With effect from 27 March 1997, three wholly owned Tamaris subsidiaries, Edgewater Lodge Limited, Rosevale Lodge Limited and Westview Lodge Limited acquired the freehold interests in the properties from which they trade, from Triasma Homes Limited, a property company in which Tamaris held 49.99% of the ordinary share capital.


The freehold properties were simultaneously sold to and leased back from Nursing Home Properties Plc for (pound)6,581,000 on 25 year operating leases. The sale price for Rosevale Lodge and Westview Lodge includes deferred consideration of (pound)264,000 and (pound)130,000 respectively, dependent on those homes achieving occupancy rates in excess of 90% for three consecutive months.


The assets acquired were as follows:

                                                                 BOOK VALUE
                                                                        AND
                                                                 FAIR VALUE
                                                                 POUND '000

--------------------------------------------------------------  -----------
Purchase consideration                                                7,227
Sale proceeds (including deferred consideration)                     (6,581)
--------------------------------------------------------------  -----------
                                                                        646
Costs of acquisition                                                    217
--------------------------------------------------------------  -----------
Net assets acquired - Short leasehold interest                          863
--------------------------------------------------------------  -----------
Satisfied by:
Cash                                                                    863
--------------------------------------------------------------  -----------

TAMARIS PLC
NOTES TO FINANCIAL STATEMENTS Continued

29       CASH FLOW FROM ACQUISITIONS
The business undertakings acquired during the year made the following contribution to and utilisation of Group cash flow.

                                                            Pound '000
---------------------------------------------------------   -----------
Net cash inflow from operating activities                           494
Returns on investments and servicing of finance                     (42)
Capital expenditure and financial investment                       (214)
---------------------------------------------------------   -----------
                                                                    238
---------------------------------------------------------   -----------

Operating activities excludes central overhead.

As all businesses were acquired by newly formed companies there were no cash or bank balances or borrowings taken over. The total cash consideration of (pound)5,642,000 was the only outflow in respect of the purchase of these businesses.

30  PENSION CONTRIBUTIONS
Contributions to employees' own pension schemes are accrued and payable during the term of employment.

31  CAPITAL COMMITMENTS
The Company and Group had contracted capital commitments at the year end of (pound)394,000 (1996: (pound)nil).

32  CONTINGENT LIABILITIES
Tamaris and/or its subsidiaries have given charges, guarantees or cross guarantees to lessors and bankers to assist the trading of other Group companies. Liabilities and commitments covered by these guarantees are all reported within these financial statements.

There is a contingent liability to deferred taxation as set out in note 20.

33  RELATED PARTY TRANSACTIONS
There were no transactions with Directors or related companies during the year other than as disclosed as Directors Emoluments in note 6.

34  POST BALANCE SHEET EVENTS
On 17 May 1997 the Company entered into an agreement with Principal Healthcare Finance Limited to take a 50% interest in a newly formed joint venture company. In the event of the offer on behalf of Principal Healthcare plc to acquire the whole of the issued share capital of Quality Care Homes plc becoming unconditional, the joint venture company will be granted operating leases of care homes and other associated businesses currently owned and operated by Quality Care Homes plc.


On 30 April 1997 the Company entered into a conditional agreement to acquire the business and assets of Bearehill Nursing & Residential Home, comprising 60 beds, in Brechin for a consideration of (pound)1,625,000 to be satisfied by way of a vendor placing of 65,000,000 ordinary shares at 2.5p per share.